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                                                                       Exhibit A
                                                                       ---------


                ROWECOM AND NEWSEDGE END ACQUISITION AGREEMENT;
                          MOVE AHEAD WITH PARTNERSHIP

WESTWOOD, Mass. and BURLINGTON, Mass.--(March 7, 2000) RoweCom Inc. (Nasdaq:
ROWE) and NewsEdge Corporation (Nasdaq: NEWZ), today jointly announced that they have agreed by mutual consent to terminate their acquisition agreement. Under the agreement, which was announced on December 7, 1999, RoweCom would have acquired NewsEdge Corporation in a stock transaction. The companies have chosen instead to move forward with a partnership that will enable the services of both companies to be integrated in ways that benefit their customers.

 . RoweCom intends to offer NewsEdge services to its clients to provide timely and customized business, technical and political news from hundreds of sources, contextually organized into NewsEdge Review(TM) topics.

 . Similarly, links embedded within NewsEdge stories would provide access to related kStore offerings from over 200,000 magazines and journals; 5,300 electronic journals; 4,000 market research reports and 12 million article abstracts and citations from RoweCom's vast catalog; as well as millions of books via RoweCom partners barnesandnoble.com and Books24x7.com.

The partnership is expected to financially benefit RoweCom and NewsEdge in two ways. First, by making both companies' services available to one another's client base, RoweCom and NewsEdge tap new distribution channels, expanding their respective potential user bases. Second, the addition of new services is expected to increase purchasing among existing clients with little incremental cost to the companies.

ABOUT ROWECOM

A first mover in business-to-business e-commerce, RoweCom Inc. develops and operates Web-based services that enable organizations to manage the acquisition of knowledge resources such as magazines, newspapers, journals and books. RoweCom's flagship services, Knowledge Store (kStore) and Knowledge Library (kLibrary), allow organizations to order, pay for and manage over 200,000 titles online as well as millions of discounted books via RoweCom partner barnesandnoble.com. With clients ranging from Fortune 1000 companies to academic libraries, RoweCom serves organizations with intensive knowledge requirements and high-volume purchases. Faxon, a long-established leader in academic information services, joined RoweCom in October 1999 to offer expanded Internet and e-commerce tools as well as new levels of control, convenience, and cost-savings to their clients. Faxon, RoweCom Academic and Biomedical Services, continues its role as an industry leader providing traditional print and e-journal services; budgeting and collection development solutions; high-quality personal service; and cutting-edge web-based services including Subscription Depot, License Depot, and Information Quest (IQ). The publicly held company (Nasdaq: ROWE) is headquartered in Westwood, Mass. and has offices in North
         ----
America, Europe and Australia as well as a presence
in South America, Japan and the Middle East. Visit the RoweCom Website at http://www.rowe.com.
-------------------

ABOUT NEWSEDGE CORPORATION

NewsEdge Corporation (Nasdaq: NEWZ) is the leader in global news and current
                              ----
awareness solutions for business. The Company's mission is to make news valuable for business by helping people find the most important, relevant stories from an overwhelming volume of daily news and enabling them to act on the most current information possible. NewsEdge's Enterprise unit serves approximately 1,400 organizations, including 43 of Business Week's 50 largest global companies with award-winning news and information solutions including NewsEdge Insight(TM), NewsEdge Live(TM), and NewsEdge Review(TM) topics. NewsEdge is headquartered in Burlington, Massachusetts with sales offices and distributors throughout North America, South America, Europe, Japan and the Middle East. For more information about NewsEdge Corporation, please visit the company's Web site at http://www.newsedge.com.
                      -----------------------

Except for the historical information contained herein, the matters discussed in this news release may contain forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. RoweCom's or NewsEdge's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in each company's respective SEC filings.


ROWECOM CONTACT                             NEWSEDGE CONTACT
Paul Burmeister                             Ron Benanto
RoweCom Inc.                                NewsEdge Corporation
(617) 497-5800                              (781) 229-3000
pburmeister@rowe.com                        ron.benanto@newsedge.com

ROWECOM INVESTOR CONTACT                    ROWECOM MEDIA CONTACT
Gene Marbach                                Joanne Gallucci
Makovsky & Co                               Makovsky & Co
(212) 508-9645                              (212) 508-9648
Emarbach@makovsky.com                       Jgallucci@makovsky.com